UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/17/2010

C. H. ROBINSON WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-23189

Delaware	41-1883630
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

14701 Charlson Road, Eden Prairie, MN 55347
(Address of principal executive offices, including zip code)

952-937-8500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) Compensatory Arrangements of Certain Officers

At the Annual Meeting of Shareholders held on May 13, 2010, the shareholders of C.H. Robinson Worldwide, Inc. (the"Company") approved the Company's 2010 Non-Equity Incentive Plan ("2010 Plan").

Participation in the 2010 Plan is limited to executive officers and other key employees selected by the Compensation Committee of the Company's Board of Directors. Awards granted to participants under the 2010 Plan are specified as a dollar amount or percentage, as determined by the Compensation Committee. The right to receive payment of any award will be based solely on the attainment of one or more specific, objective, predetermined performance factors selected by the Compensation Committee within the earlier of the first 90 days of a performance period or the date which is 25% of the applicable performance period. For the chief executive officer and four other most highly compensated executive officers ("162(m) officers"), performance factors will be based solely on one or more of the following business criteria: sales values, margins, volume, cash flow, stock price, market share, revenue, sales, earnings per share, profits, income from operations, earnings before interest expense and taxes, earnings before interest expense, interest income and taxes, earnings before interest expense, taxes, and depreciation and/or amortization, earnings before interest expense, interest income, taxes, and depreciation and/or amortization, pre-tax income, pre-tax income before any expenses related to the 2010 Plan, return on equity or costs, return on invested or average capital employed, economic value, or cumulative total return to shareholders of profit centers, or the Company as a whole. Under the 2010 Plan, the Company's Compensation Committee may designate other performance criteria for awards to participants who are not 162(m) officers of the Company.

The maximum amount of an incentive payment that may be made to any participant under the 2010 Plan, for any performance period, may not exceed 2% of the Company's pre-tax revenue. Participants will receive all of their incentive payments under the 2010 Plan in the form of cash.

The above description is qualified in its entirety by reference to the actual plan document, which is filed as Exhibit 10.1 to this Form 8-K and is hereby incorporated by reference.

Item 5.07.    Submission of Matters to a Vote of Security Holders

The C.H. Robinson Worldwide, Inc. (the "Company") Annual Meeting of Shareholders was held on May 13, 2010 in Eden Prairie, Minnesota. The number of outstanding shares on the record date for the Annual Meeting was 174,056,736. At the Annual Meeting, 157,041,595 shares, or approximately 90 percent of the outstanding shares, were represented in person or by proxy. The three candidates for election as Directors listed in the proxy statement were elected to serve three-year terms, expiring at the 2013 Annual Meeting of Shareholders. The proposal to approve the C.H. Robinson Worldwide, Inc. 2010 Non-Equity Incentive Plan was approved. Additionally, the proposal to ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the 2010 fiscal year was approved. The results of these matters voted upon by the shareholders are as follows:
                                                                Number of Shares*
                                                                                                                     Broker
                                                    For               Against      Abstain       Non-Vote
Election of Directors
    Steven L. Polacek                   128,971,431          1,163,060       ----       26,907,104
    ReBecca Keoning Roloff          128,930,477          1,204,014       ----       26,907,104
    Michael W. Wickman               129,004,234          1,130,257       ----       26,907,104

Approval of the C.H. Robinson

Worldwide, Inc. 2010 Non-Equity
Incentive Plan                           127,025,651          2,441,543       667,297    26,907,104

Ratification of the appointment of

Deloitee & Touche LLP as the
Company's Independent
Registered public acccounting firm   155,599,912          1,405,732       35,951            ---

_______

* Table has been updated as of May 19, 2010, to correct certain share counts.

Item 9.01.    Financial Statements and Exhibits

Exhibits

10.1    2010 Non-Equity Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. H. ROBINSON WORLDWIDE, INC.

Date: May 19, 2010	By:	/s/ Ben G. Campbell
Ben G. Campbell
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	2010 Non-Equity Incentive Plan